UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2005

INAMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9741	59-0920629
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5540 Ekwill Street
Santa Barbara, California		93111-2936
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 683-6761

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On November 16, 2005, Inamed Corporation (“Inamed”) issued a press release announcing that it had received a preliminary non-binding proposal from Allergan, Inc. (“Allergan”) to acquire all of Inamed’s outstanding shares in a transaction providing Inamed stockholders with a per share consideration of $84.00 in cash or 0.8498 of a share of Allergan common stock.  The proposal was communicated on November 14, 2005 in a letter from David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer to Nicholas L. Teti, Inamed’s Chairman of the Board, President and Chief Executive Officer. The press release announcing the proposal, including the full text of the proposal letter delivered to Mr. Teti, is attached as Exhibit 99.1 to this Current Report and is incorporated herein by this reference.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release of Inamed Corporation, dated November 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INAMED CORPORATION
Date: November 16, 2005
	By:	/s/ Joseph A. Newcomb
Joseph A. Newcomb
Executive Vice President, Secretary and General Counsel